SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


                                October 25, 2004
                Date of Report (Date of earliest event reported)


                        First Chester County Corporation
             (Exact name of registrant as specified in its charter)



         Pennsylvania                 0-12870                 23-2288763
         -------------                -------                 ----------
(State or other jurisdiction of     (Commission             (I.R.S. Employer
 incorporation)                      File Number)            Identification No.)



                9 North High Street, West Chester, Pennsylvania
                    (Address of principal executive offices)



                                 (484) 881-4000
              (Registrant's telephone number, including area code)



                         (Former name or former address,
                         if changed since last report.)

Item 8.01.        Other Events.

     First Chester County Corporation ("FCCC"), through its wholly-owned subsidiary, First National Bank of Chester County ("First National"), and Haverford Financial Services Incorporated ("HFS"), an affiliate of The Haverford Trust Company, have agreed to offer the investment advisory services of HFS to customers of First National on a sub-advisory basis. FCCC and First National believe that HFS's record as an investment manager will enable it to achieve improved investment returns for First National's customers and result in additional growth of First National's assets under management. This arrangement is targeted to be implemented in stages beginning over the next 3 months.

                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: October 25, 2004                     FIRST CHESTER COUNTY CORPORATION


                                           By:
                                              ----------------------------------
                                           Name: John A. Featherman, III
                                           Title: CEO and Chairman of the Board